Exhibit 10.1

TENTH AMENDMENT TO THE

PARSONS CORPORATION RETIREMENT SAVINGS PLAN

(2017 AMENDMENT AND RESTATEMENT)

The Parsons Corporation Retirement Savings Plan (2017 Amendment and Restatement), as previously amended (the “Plan”) is hereby amended as follows effective as of July 1, 2024, unless otherwise indicated below:

1.
A new Section 1.23 is hereby added to the Plan to read as follows:

1.22 Merger of I.S. Engineers, LLC 401(k) Plan. Effective as of July 1, 2024, the I.S. Engineers, LLC 401(k) Plan (the “I.S. Engineers Plan”) is merged into this Plan and the assets held pursuant to the trust for the I.S. Engineers Plan are combined with the Trust Fund and held pursuant to the Trust Agreement. Effective as of said date, every participant in the I.S. Engineers Plan (each an “I.S. Engineers Participant”) who was not previously a Participant in the Plan will become a Participant. The accounts held under the I.S. Engineers Plan will be transferred to the applicable accounts under the Plan and the rights and benefits of I.S. Engineers Participants will be governed by the Plan, including without limitation, Section 4.2.5 hereof.

2.
Section 2.11A of the Plan is hereby amended to read as follows:

2.11A. Disability. “Disability” shall mean that the Participant has been determined by the Social Security Administration as eligible for Social Security disability benefits. Notwithstanding the foregoing, with respect to (i) Account balances merged into the Plan on November 1, 2023 from the LN & JN Plan, and (ii) Account balances merged into the Plan on July 1, 2024 from the I.S. Engineers Plan, “Disability” for the LN & JN Participant or I.S. Engineers Participant, as applicable, with respect to such merged Account balances, shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence.

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Exhibit 10.1

IN WITNESS WHEREOF, this instrument of amendment is executed this 15th day of July, 2024.

PARSONS CORPORATION

By:

Name:

Title: _________________________________